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                                                                    EXHIBIT 23.2

                            [LOGO AND LETTERHEAD OF
                             SOMERVILLE & COMPANY]



                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of United Bankshares, Inc. for the registration of up to 271,000 shares of its common stock and to the use of our report dated January 25, 1993, with respect to the consolidated financial statements of First Commercial Bank for the year ended December 31, 1992.



                                      /s/ Somerville & Company



Huntington, West Virginia
July 3, 1995